Exhibit 10.15
BUZZFEED, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
1.   PURPOSE.   BuzzFeed, Inc. adopted the Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible Employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company, to enhance such Employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.   ESTABLISHMENT OF PLAN.   The Company proposes to grant options to purchase Shares to eligible Employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan (other than the Non-Section 423 Component) to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase Shares under the Plan to Employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet Section 423 requirements, provided, to the extent necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.
Subject to Section 14, a total of Two Million Five Hundred and Seven Thousand Six Hundred and Ninety-Five (2,507,695) Shares are reserved for issuance under this Plan. In addition, on each January 1 of each of 2022 through 2031, the aggregate number of Shares reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of shares of all classes of Company common stock issued and outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, and notwithstanding anything herein to the contrary, no more than Twenty-Five Million Seventy-Six Thousand Nine Hundred and Fifty-One (25,076,951) Shares may be issued over the term of this Plan. The number of Shares initially reserved for issuance under this Plan and the maximum number of Shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14. Any or all such Shares may be granted under the Section 423 Component. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market.
3.   ADMINISTRATION.   The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible Employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible Employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, and the provisions of the Plan will separately apply to each such separate offering even if the dates of the applicable Offering Periods of each such offering are identical.

To the extent permitted by Section 423 of the Code, the terms of each separate offering under the Plan need not be identical, provided that the rights and privileges established with respect to a particular offering are applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted options under that particular offering. The Committee may establish rules to govern the terms of the Plan and the offering that will apply to Participants who transfer employment between the Company and Participating Corporations or between Participating Corporations, in accordance with requirements under Section 423 of the Code to the extent applicable.
4.   ELIGIBILITY.   Any Employee is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of Employees may be excluded from coverage under the Plan by the Committee (other than where such exclusion is prohibited by applicable law):
(a)   Employees who do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);
(b)   Employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(c)   Employees who have been employed for less than two (2) years;
(d)   Employees who are customarily employed for twenty (20) or less hours per week;
(e)   Employees who are customarily employed for five (5) months or less in a calendar year;
(f)   (i) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code), or (ii) any Employees who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;
(g)   Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such Employee’s participation is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; and
(h)   individuals who provide services to the Company or any of its Participating Corporations who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.
(i)   No Employee who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the Employee.
5.   OFFERING PERIODS.
(a)   Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one or more Purchase Periods during which Contributions made by Participants are accumulated and Plan options shall be exercised in accordance with the Plan.
6.   PARTICIPATION IN THIS PLAN.
(a)   An eligible Employee, determined in accordance with Section 4, may participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.
(b)   An eligible Employee may elect to participate in this Plan and become a Participant by submitting an enrollment agreement prior to the commencement of the Offering Period (on such date as the Committee may determine) to which such agreement relates.
(c)   Once an eligible Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period at the same contribution level unless the Participant changes the contribution level, withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period in accordance with the Plan. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan. A Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.
7.   GRANT OF OPTION ON ENROLLMENT.   Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of Shares determined, subject to Plan limitations, by a fraction, the numerator of which is the amount accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the applicable Purchase Price (rounded down to the nearest whole Share); provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8.   PURCHASE PRICE.   The Purchase Price per Share at which a Share will be sold in any Offering Period shall be eighty-five percent (85%) (or a higher percentage designated by the Committee) of the lesser of:
(a)   The Fair Market Value on the Offering Date; or
(b)   The Fair Market Value on the Purchase Date; provided, that the Purchase Price will in no event less be than the par value of a Share.
9.   PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.
(a)   The Purchase Price shall be accumulated by regular payroll deductions made during each Purchase Period, unless the Committee determines that contributions may be made in another form (including but not limited to with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements). The Contributions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary or regular hourly wages; however, the Committee shall have discretion to adopt a definition of Compensation from time to time of all cash compensation reported on the Participant’s Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, pay during leaves of absence, and draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the beginning of any Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching Shares without the payment of any purchase price.
(b)   A Participant may decrease the rate of Contributions during an Offering Period, or if permitted by the Committee, a Purchase Period, by filing with the Company or a third party designated by the Company a new authorization for Contributions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions may be made once during an Offering Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company or a third party designated by the Company a new authorization for Contributions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.
(c)   A Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company or a third party designated by the Company a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase Shares in accordance with Subsection (e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.
(d)   All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except to the extent necessary to comply with local legal requirements outside the United States.
(e)   On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward without interest into the next Purchase Period; however, the Committee may from time to time provide that such amounts shall be refunded without interest (except to the extent necessary to comply with local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.
(f)   As promptly as practicable after the Purchase Date, the Company shall issue Shares for the Participant’s benefit representing the Shares purchased upon exercise of his or her option.

(g)   During a Participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued.
(h)   To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of Shares by a Participant. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
10.   LIMITATIONS ON SHARES TO BE PURCHASED.
(a)   Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:
(i)   In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary).
(ii)   In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the immediately preceding calendar year.
For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible Employee), provided that when the Company automatically resumes such Contributions, the Company must apply the rate in effect immediately prior to such suspension.
(b)   In no event shall a Participant be permitted to purchase more than 2,500 Shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.
(c)   If the number of Shares to be purchased on a Purchase Date by all Participants exceeds the number of Shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of Shares to be purchased under a Participant’s option to each Participant affected.
(d)   Any Contributions accumulated in a Participant’s account which are not used to purchase Shares due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.   WITHDRAWAL.
(a)   Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)   Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for Contributions in the same manner as set forth in Section 6 above for initial participation in this Plan.
(c)   To the extent applicable, if the Fair Market Value on the Offering Date of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the Offering Date of any subsequent Offering Period, the Company will, if determined by the Committee, automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the Offering Date of such subsequent Offering Period will be applied to the purchase of Shares on the Purchase Date immediately prior to the Offering Date of such subsequent Offering Period, if any.
12.   TERMINATION OF EMPLOYMENT.   If Participant’s employment terminates for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible Employee of the Company or of a Participating Corporation, the Participant will immediately cease participation in this Plan (except as required due to local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.
13.   RETURN OF CONTRIBUTIONS.   In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14.   CAPITAL CHANGES.   If the number or class of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of Shares covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 2 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.
15.   NONASSIGNABILITY.   Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.   USE OF PARTICIPANT FUNDS AND REPORTS; STOCKHOLDER RIGHTS.   The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions (except to the extent required due to local legal requirements outside the United States). Until Shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be. Until the Shares are issued, a Participant will have no right to vote or receive dividends and no other stockholder rights will exist with respect to the Shares.
17.   NOTICE OF DISPOSITION.   Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18.   NO RIGHTS TO CONTINUED EMPLOYMENT.   Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Corporation or restrict the right of the Company or any Participating Corporation to terminate such Employee’s employment.
19.   EQUAL RIGHTS AND PRIVILEGES.   Notwithstanding anything herein to the contrary, all eligible Employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Code Section 423 or any successor provision, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Code Section 423 (unless such provision applies exclusively to options granted that are not intended to comply with Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.
20.   NOTICES.   All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.   TERM; STOCKHOLDER APPROVAL.   This Plan shall be approved by the stockholders of the Company, in a manner that complies with Treasury Regulation Section 1.423-2(c), within twelve (12) months before or after the date this Plan is adopted by the Board. Subject to the foregoing, the Plan will become effective on the Effective Date. No purchase of Shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such Shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than six (6) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such Shares and Participants in such Offering Period shall be refunded their Contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date.
22.   DESIGNATION OF BENEFICIARY.
(a)   If authorized by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.
(b)   If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. If no such beneficiary has been designated (to the knowledge of the Company), then, in the event of the death of a Participant the Company, in its discretion, may deliver such cash to the Participant’s estate or legal heirs, or if no such estate or legal heirs are known to the Company, then to the Participant’s spouse or, if no estate, legal heir, or spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23.   CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.   Shares shall not be issued with respect to an option unless (i) the requirements of Section 9(h) have been satisfied and (ii) the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.
24.   APPLICABLE LAW.   The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25.   AMENDMENT OR TERMINATION.   The Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase Shares, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during an Offering Period or Purchase Period, as applicable, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number, or change the type, of Shares that may be issued under this Plan; or (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4). In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period, including an Offering Period underway at the time of the Committee’s action, by setting a new Purchase Date; (iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and (v) reducing the maximum number of Shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.
26.   CORPORATE TRANSACTIONS.   In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.
27.   CODE SECTION 409A; TAX QUALIFICATION.
(a)   Options granted under the Plan generally are exempt from the application of Section 409A of the Code and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be exempt from Section 409A. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to an option be delivered within the short-term deferral period, and any ambiguities shall be construed and interpreted in accordance with that intent. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, none of the Company, or any Parent or Subsidiary, the Committee or any of their respective executives, members, partners, directors, officers or affiliates shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and, by becoming a Plan Participant, the Participant acknowledges and agrees that none of the Company, the Committee or any of their respective affiliates will have any liability to the Participant for any such tax or penalty.
(b)   Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
28.   DEFINITIONS.
“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
“Board” means the Board of Directors of the Company.
“Business Combination” means the business combination effected pursuant to the Business Combination Agreement.
“Business Combination Agreement” means the means the Agreement and Plan of Merger, by and among BuzzFeed, Inc., 890 5th Avenue Partners, Inc, and certain other parties thereto, as it may be amended from time to time.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.
“Committee” shall mean the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” shall mean BuzzFeed, Inc. or any successor corporation.
“Contributions” means payroll deductions taken from a Participant’s Compensation and used to purchase Shares under the Plan and, to the extent payroll deductions are not permitted by applicable laws (as determined by the Committee in its sole discretion) contributions by other means, provided, however, that allowing such other contributions does not jeopardize the qualification of the Plan as an “employee stock purchase plan” under Code Section 423.
“Corporate Transaction” means
(a)   any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction;
(b)   the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)   the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;
(d)   any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the capital stock of the Company) or
(e)   a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
“Effective Date” means the closing date of the Business Combination.
“Employee” means any person who renders services to the Company or a Parent or Subsidiary of the Company that is a Participating Corporation, or solely for purposes of the Non-Section 423 Component,

an Affiliate of the Company that is a Participating Corporation, as an employee pursuant to an employment relationship with such employer. For purposes of the Plan with respect to any Section 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved the Company or a Participating Corporation that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). With respect to any Section 423 Component, where the period of leave exceeds three (3) months, and the individual’s right to reemployment is not provided by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period. The Committee shall have discretion to determine whether the employment relationship shall continue intact with respect to any leaves of absence with respect to any non-Section 423 Component, except as otherwise required by applicable laws.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(a)   if the Shares are publicly traded and are then listed or admitted to trading on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading (or, if no Shares were traded on such date, on the last preceding date on which there was a sale of a Share on the exchange);
(b)   if the Shares are publicly traded but are neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices for the Shares on the last preceding date on which there was a sale of a Share on the exchange; or
(c)   if none of the foregoing is applicable, by the Board or the Committee in good faith in a manner intended to satisfy the requirements of Code Section 409A or Code Section 422, if applicable.
“Non-Section 423 Component” means the part of the Plan which is not intended to meet the requirements set forth in Section 423 of the Code.
“Notice Period” means within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased.
“Offering Date” means the first business day of each Offering Period.
“Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).
“Parent” shall have the same meaning as “parent corporation” in Code Section 424(e).
“Participant” means an eligible Employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan pursuant to Section 6(b).
“Participating Corporation” means any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be Participating Corporations, provided, however, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component. The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.
“Plan” means this 890 5th Avenue Partners, Inc. 2021 Employee Stock Purchase Plan, as may be amended from time to time.
“Purchase Date” means the last business day of each Purchase Period.
“Purchase Period” means a period during which Contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).
“Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8.

“Section 423 Component” means the part of the Plan, which excludes the Non-Section 423 Component, pursuant to which options to purchase Shares under the Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.
“Shares” means shares of the Class A common stock of the Company and the common stock of any successor entity and any stock or other securities into which such common stock may be converted or into which it may be exchanged.
“Subsidiary” shall have the same meaning as “subsidiary corporation” in Code Section 424(f).